EXHIBIT 10.5

                         THE CHARLOTTE MARDEN 1993 TRUST
                           1290 South Ocean Boulevard
                            Palm Beach, Florida 33480




December 15, 2002


Mr. Jack Jaiven
nStor Technologies, Inc.
100 Century Blvd
West Palm Beach, FL  33417

Dear Jack,

The maturity date of the following Note due to The Charlotte Marden 1993 Trust (the "Trust") from nStor Technologies, Inc. ("nStor") is hereby extended to March 15, 2003.

        Subordinated   Promissory  Note  for  $450,000,   dated  June  7,  2001,
        previously extended to December 15, 2002.

In addition, nStor hereby agrees that until the Note is paid in full, the Trust will have the right to convert the outstanding principal balance of the Note plus accrued but unpaid interest thereon to nStor common stock based on a conversion price of $.40 per share.

All other terms of the Note remain the same.

                                    The Charlotte Marden 1993 Trust


                                    By: /s/ B. Marden


Agreed:

nStor Technologies, Inc.


By: /s/ Jack Jaiven
Jack Jaiven, Vice President / Treasurer